UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            January 7, 2016

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Ebix Way Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (678) 281-2020

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.
On January 7, 2016, Ebix, Inc. (the “Company”) announced that it has scheduled its Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Embassy Suites Alpharetta, 5955 North Point Parkway, Alpharetta, GA 30022 , on April 29, 2016 at 9:00 a.m., Eastern Daylight time.

The Annual Meeting date has been changed by more than 30 days from the anniversary of the Company’s prior annual meeting of shareholders, which was held on January 9, 2015. The Annual Meeting date was delayed by Management and the Company’s Board of Directors in order to provide sufficient time for the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2015. By delaying the annual meeting date, Ebix shareholders will now have the opportunity to review the 2015 Form 10-K in conjunction with their voting at the Annual Meeting. The decision to delay the Annual Meeting was made in response to past shareholder requests that they be able to review a more current 10-K filing in conjunction with their voting on Annual Meeting proposals.

The bylaws of the Company set forth when a shareholder must provide notice to the Company of nominations and other business proposals that the shareholder wants to bring before an annual meeting (“Shareholder Notice”). The Shareholder Notice, contained in Sections 205 and 310 of the Company’s bylaws, generally prescribes the procedures that a shareholder of the Company must follow if the shareholder intends (i) to nominate a person for election to the Company’s Board of Directors at an annual or special meeting of shareholders called for the purpose of electing directors, or (ii) to propose other business to be considered by shareholders at an annual or special meeting of the shareholders. These procedures include, among other things, that the shareholder give timely notice to the Secretary of the Company of the nomination or other proposed business, that the notice contain specified information, and that the shareholder comply with certain other requirements.

In accordance with the bylaws of the Company relating to a change in the Annual Meeting date by more than 25 days from the anniversary of the Company’s prior annual meeting of shareholders, notice by the shareholder must be received by the Secretary at the registered office of the Company by the date which is 10 calendar days after the date of announcement or other notification to shareholders of the dates of the Annual Meeting. Accordingly, in order for a shareholder nomination or proposal to be considered for inclusion in the Company’s proxy statement for the Annual Meeting, the shareholder must deliver a notice of such nomination or proposal to the Company’s Secretary on or before 5:00 p.m., Eastern Standard Time on Monday January 18, 2016, and comply with the requirements of the Bylaws.

Notices should be directed to our Corporate Secretary, Ebix, Inc., 1 Ebix Way Johns Creek, Georgia 30097, and should comply with the requirements of Rule 14a-8.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Robert Kerris
Name:	Robert Kerris
Title:	EVP, Chief Financial Officer & Corporate Secretary

Dated: January 7, 2016